As filed with the Securities and Exchange Commission on April 1, 2005

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Windrose Medical Properties Trust

(Exact name of Registrant as specified in its Charter)

Maryland	35-216691
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180
(Address of principal executive office, including zip code)

Windrose Medical Properties Trust
2002 Stock Incentive Plan
(Full title of the Plan)

Frederick L. Farrar, President
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(317) 860-8180
(317) 860-9190 (facsimile)
(Name, address, including zip code, and telephone number including area code, of agent for service)

With copies to:

David C. Wright, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered(1)	offering price per share(2)	aggregate offering price	registration fee

Common Shares, $0.01 par value per share	800,000 shares	$13.63	$10,904,000	$1,283.40

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Company’s common shares that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(c) of the Securities Act on the basis of $13.63 per share, which was the average of the high and low prices of the Company’s common shares as quoted on the New York Stock Exchange on March 24, 2005.

EXPLANATORY NOTE

     Windrose Medical Properties Trust has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register up to an aggregate of 800,000 common shares of beneficial interest, $0.01 par value per share under its 2002 Stock Incentive Plan. This registration statement also includes a reoffer prospectus. The reoffer prospectus may be utilized for reofferings and resales on a continuous or delayed basis in the future of common shares that constitute “control securities” which are issuable pursuant to the 2002 Stock Incentive Plan after the filing of this registration statement and common shares that constitute “restricted securities” which have been issued pursuant to the 2002 Stock Incentive Plan prior to the filing of this registration statement.

     The reoffer prospectus does not contain all of the information included in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement, as permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Statements contained in this reoffer prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

REOFFER PROSPECTUS

289,200 Shares

Common Shares of Beneficial Interest

     The selling shareholders, all of whom are named in this reoffer prospectus, may offer and sell from time to time, for their own accounts, up to 289,200 common shares of beneficial interest, $0.01 par value per share, they acquire or may acquire under the Windrose Medical Properties Trust 2002 Stock Incentive Plan. These selling shareholders are our current or former trustees, officers and employees.

     The common shares covered by this reoffer prospectus are “control securities” and “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”). This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling shareholders, on a continuous or delayed basis, to the public without restriction. Each shareholder that sells common shares pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of our common shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     The selling shareholders may sell their common shares from time to time in one or more transactions on the New York Stock Exchange (the “NYSE”) or on any stock exchange on which our common shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. We are paying the expenses incurred in registering the common shares and the preparation of this reoffer prospectus, but all selling and other expenses incurred by each of the selling shareholders will be borne by that shareholder.

     Our common shares of beneficial interest are listed on the NYSE under the symbol “WRS.” On March 31, 2005, the last reported price of our common shares, as reported by the NYSE, was $13.71 per share.

     Investing in our common shares involves risks. See “Risk Factors” in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004 for certain factors that you should consider before purchasing our common shares.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is April 1, 2005.

     You should rely only on the information contained in this document or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document. You should not assume that the information in the reoffer prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and accordingly we file reports, proxy statements and other information with the SEC. You may read these reports, proxy statements and other information at the public reference room of the SEC, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. You also may obtain copies of these reports, proxy statements and information at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Copies of all or a portion of these reports, proxy statements and information can be obtained from the public reference room of the SEC upon payment of prescribed fees. In addition, the SEC maintains a website that contains reports, proxy statements and other information regarding registrants, such as our company, that file electronically with the SEC. The address of this website is http://www.sec.gov. Our Internet website address is: http://www.windrosempt.com. We also make available free of charge through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as well as the definitive proxy statement and Section 16 reports on Form 3, 4 and 5. These reports are accessible under the “Investor Center” caption of our website, and are available as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings that we make with the SEC.

RISK FACTORS

     Investing in our common shares involves risks that could affect us and our business, as well as the health care industry. Please see the risk factors in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, which is incorporated by reference into this reoffer prospectus as well as additional periodic reports we file with the SEC. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports, which are also incorporated by reference into this reoffer prospectus. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our common shares, you should carefully consider the risks discussed in the documents incorporated by reference herein and the other information in this reoffer prospectus, the registration statement accompanying this reoffer prospectus and any applicable prospectus supplement. Each of the risks discussed could result in a decrease in the value of our common shares and your investment in our common shares.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file in documents with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of this offering.

•	Annual Report on Form 10-K for the year ended December 31, 2004.

•	Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2004.

•	Current Report on Form 8-K filed on February 22, 2005.

•	Current Report on Form 8-K filed on March 17, 2005 (the information furnished under Item 8.01 as Exhibit 99.1 shall not be deemed to be incorporated by reference herein or into any other document we file with the SEC).

•	Current Report on Form 8-K filed on March 31, 2005.

•	The description of our common shares and preferred shares contained in our registration statement on Form 8-A filed on June 28, 2002 registering our common shares under Section 12(b) of the Exchange Act.

     You may request a copy of these filings (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus), at no cost, by writing or calling us at the following address:

Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
Phone: (317) 860-8180

FORWARD LOOKING INFORMATION

     This reoffer prospectus and the information incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” “projects,” “will continue” and words of similar import. We have based these forward-looking statements on our expectations and projections about future events and trends affecting the financial condition of our business at the time of the forward-looking statement, which may prove to be incorrect. These forward-looking statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

     You should specifically consider the risk factors identified in the periodic reports that we file with the SEC and incorporate by reference herein that could cause actual results to differ materially from our forward-looking statements, including:

•	reduced reimbursements from third party payers and adverse trends in healthcare provider operations could affect our tenants’ ability to make rent payments to us and our ability to make distributions to our shareholders;

•	healthcare laws or regulations, our tenants’ violation of these laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us;

•	our concentration of real estate investments in specialty medical properties;

•	our inability to acquire or delay in acquiring specialty medical properties;

•	our inability to renew existing leases or lease properties to new tenants;

•	use of debt financing could adversely affect our ability to operate our business or reduce our funds from operations;

•	development and construction risks could adversely affect our profitability;

•	provisions in our Declaration of Trust and Maryland law may limit the ability of shareholders to receive a premium over the market price of our common shares through a change of control of our company;

•	risks of uninsured and underinsured losses;

•	our inability to adequately finance or fully realize the anticipated benefits of our renovations;

•	risks that may adversely affect real estate ownership in general;

•	the costs of complying with environmental laws;

•	the costs of complying with governmental regulations, including the Americans with Disabilities Act;

•	the complexity of federal income tax laws governing real estate investment trusts, or REITs;

•	being subject to tax as a result of a failure to make required distributions; and

•	being subject to federal income tax for failure to qualify as a REIT.

     There are a number of risk factors associated with the conduct of our business, and the risks listed above or discussed in the periodic reports that we file with the SEC and incorporate by reference herein may not be exhaustive. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. All forward-looking statements should be reviewed with caution. Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statements, the factors listed above or the risk factors that we discuss in the periodic reports we file with the SEC and incorporate by reference herein, or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

OUR COMPANY

     We are a self-managed real estate company operating as a real estate investment trust, or REIT, for federal income tax purposes. We invest in specialty medical properties and selectively own, acquire, develop and manage medical facilities. The types of specialty medical properties in which we seek to invest include, but are not limited to:

•	Medical Office Buildings. Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for the use of physicians and other health personnel to provide services to their patients. Medical office buildings typically contain sole and group physician practices, and may contain laboratory and other patient facilities.

•	Outpatient Treatment and Diagnostic Facilities. Outpatient treatment and diagnostic facilities provide treatments and care not typically provided in physician offices or clinics, such as gastrointestinal endoscopy care, oncology treatment, kidney dialysis and other similar services.

•	Physician Group Practice Clinics. Physician group practice clinics are facilities, often located near hospitals or on hospital campuses, that are typically single-tenant buildings leased to either a single or multi-specialty medical practice group, including physician offices and clinics where routine patient office visits are conducted.

•	Ambulatory Surgery Centers. Ambulatory surgery centers operate exclusively for the purpose of furnishing general or specialty surgical procedures not requiring an overnight stay in a hospital. In addition to surgery facilities, ambulatory surgery centers typically include physician office and clinic space.

•	Specialty Hospitals and Treatment Centers. Specialty hospitals and treatment centers are hospitals that focus on and specialize in providing care for certain conditions and performing certain procedures, such as cardiovascular and orthopedic surgery. Specialty hospitals also include long-term acute care hospitals that provide care for patients requiring extended hospital stays and specialized care and observation more efficiently and economically than traditional acute care hospitals.

     We own our properties and conduct our business through Windrose Medical Properties, L.P. our operating partnership. We serve as the sole general partner of, and owned as of December 31, 2004 a 97.1% interest in, our operating partnership.

     Our taxable REIT subsidiary, Hospital Affiliates Development Corporation, which we refer to as HADC, was incorporated in 1989 and its predecessor was incorporated in 1976. HADC conducts business throughout the United States and, to a lesser extent, internationally. HADC’s primary objective is the development of specialty medical properties for our ownership, but HADC also provides these services for third-parties. HADC develops and constructs new “build-to-suit” or multi-tenant facilities. HADC expects to earn fees from third parties by providing services such as property development, facility planning, medical equipment planning and implementation services, real estate brokerage, leasing services and property management. Neither we nor our operating partnership can undertake material amounts of third-party development and construction activities directly under applicable REIT tax rules. HADC pays income taxes at regular corporate rates on its taxable income.

     Our principal executive offices are located at 3502 Woodview Trace, Suit 210, Indianapolis, Indiana 46268, and our telephone number is (317) 860-8180.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common shares offered pursuant to this reoffer prospectus.

SELLING SHAREHOLDERS

     All of the selling shareholders are current or former trustees, officers or employees of our company who have acquired or may acquire common shares covered by this reoffer prospectus pursuant to our 2002 Stock Incentive Plan. Each selling shareholder will receive all of the net proceeds from the sale of his or her common shares covered by this reoffer prospectus.

     This reoffer prospectus covers up to 289,200 common shares that the selling shareholders acquired or may acquire under the 2002 Stock Incentive Plan consisting of:

•	68,000 restricted common shares granted to the selling shareholders; and

•	221,200 common shares that may be acquired by the selling shareholders upon the exercise of outstanding stock options currently exercisable within 60 days of the date of this reoffer prospectus.

     The selling shareholders may resell all, a portion, or none of the common shares. Information regarding the selling shareholders, including the number of shares offered for sale by this reoffer prospectus, may change from time to time. Any changed information will be set forth in a prospectus supplement.

					Percentage
				Number of	of Common
			Number of	Common Shares	Shares
	Number of		Common	Beneficially	Beneficially
	Common Shares		Shares	Owned	Owned
Name of Selling	Beneficially		Being	Following	Following this
Shareholder	Owned(1)		Registered(2)(3)	this Offering	Offering(4)
Fred S. Klipsch	282,215	(5)(6)(7)(8)	131,800	150,415	1.1%
Frederick L. Farrar	97,980	(5)(6)(7)(9)(10)	84,200	13,780	*
O.B. McCoin	78,404	(5)(6)(7)(11)	10,800	67,604	*
Daniel R. Loftus	13,401	(5)(6)(7)	9,600	3,801	*
C. Douglas Hanson	12,768	(5)(6)(7)	8,100	4,668	*
Steven L. Horn	1,900	(6)(7)	1,900	0	*
R. Walker Batts	14,568	(5)(6)(7)	6,650	7,918	*
John Sweet	7,500	(6)(7)	7,500	0	*
Norman Dietrich	5,100	(6)(7)	5,100	0	*
Steve Buckeridge	3,800	(6)(7)	3,800	0	*
Betty Elrod	3,300	(6)(7)	3,300	0	*

					Percentage
				Number of	of Common
			Number of	Common Shares	Shares
	Number of		Common	Beneficially	Beneficially
	Common Shares		Shares	Owned	Owned
Name of Selling	Beneficially		Being	Following	Following this
Shareholder	Owned(1)		Registered(2)(3)	this Offering	Offering(4)
Barry Hardwick	1,650	(6)(7)	1,650	0	*
Bruce M. Jacobson	4,900	(6)(7)	3,300	1,600	*
David L. Maraman	4,300	(6)(7)	3,300	1,000	*
Norman Zahler	3,000	(6)(7)	3,000	0	*
Stephen Goldsmith	1,300	(6)(7)	1,300	0	*
Jean L. Wojtowicz	300	(6)(7)	300	0	*
Darell E. Zink, Jr.	1,300	(7)	300	1,000	*
Charles Lanham	52,387	(5)(6)	3,300	49,087	*

Total	617,573		289,200	325,373	2.38%

*	Less than 1%

(1)	For purposes of this reoffer prospectus, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, our common shares; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, our common shares. A person is also deemed to be the beneficial owner of our common shares if that person has the right to acquire beneficial ownership of our common shares within 60 days from the date of this reoffer prospectus.

(2)	Includes options to acquire common shares granted to the selling shareholders under our 2002 Stock Incentive Plan, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3)	Includes performance grants of restricted common shares granted to the selling shareholders under our 2002 Stock Incentive Plan, whether or not restricted as of, or within 60 days of, the date of this reoffer prospectus.

(4)	Based on 11,642,413 common shares of beneficial interest outstanding as of March 18, 2005. The total number of common shares outstanding used in calculating each selling shareholder’s percentage of common shares beneficially owned after the offering assumes that (i) the selling shareholder will not acquire the beneficial ownership of any additional common shares, (ii) the selling shareholder will dispose of only shares offered pursuant to this reoffer prospectus prior to completion of this offering, (iii) all options to acquire common shares that the selling shareholder beneficially owns have become fully vested and have been exercised and (iv) all common shares offered by the selling shareholder under this reoffer prospectus are sold by the selling shareholder.

(5)	Includes common shares issuable upon redemption of units of our operating partnership, Windrose Medical Properties, L.P., as follows: Mr. Klipsch, 143,414 common shares; Mr. Farrar, 7,079 common shares; Mr. McCoin, 64,903 common shares; Mr. Hanson, 4,667 common shares; Mr. Batts, 7,917 common shares; Mr. Loftus, 2,500 common shares; and Mr. Lanham, 36,083 common shares.

(6)	Includes common shares that that may be purchased upon exercise of currently exercisable options, as follows: Mr. Klipsch, 98,200 common shares; Mr. Farrar, 61,200 common shares; Mr. McCoin, 9,300 common shares; Mr. Loftus, 8,100 common shares; Mr. Sweet, 6,600 common shares; Mr. Hanson, 6,600; Mr. Batts, 6,200 common shares; Mr. Horn, 1,000 common shares; Mr. Dietrich, 4,200 common shares; Mr. Buckeridge, 2,900 common shares; Ms. Elrod, 2,700 common shares; Mr. Hardwick, 1,200 common shares; Mr. Jacobson, 3,000 common shares; Mr. Maraman, 3,000 common shares; Mr. Zahler, 3,000 common shares; Mr. Goldsmith, 1,000 common shares; and Mr. Lanham, 3,000 common shares.

(7)	Includes performance grants of restricted common shares, as follows: Mr. Klipsch, 3,600 shares; Mr. Farrar, 3,000 shares; Mr. McCoin, 1,500 shares; Mr. Loftus, 1,500 shares; Mr. Hanson, 1,500 shares; Mr. Horn, 900 shares; Mr. Sweet, 900 shares; Mr. Batts, 450 shares; Mr. Dietrich, 900 shares; Mr. Buckeridge, 900 shares; Ms. Elrod, 600 shares; Mr. Hardwick, 450 shares; Mr. Jacobson, 300 shares; Mr. Maraman, 300 shares; Mr. Goldsmith, 300 shares; Ms. Wojtowicz, 300 shares; Mr. Zink, 300 shares; and Mr. Lanham, 300 shares.

(8)	Includes 30,000 common shares granted to Mr. Klipsch on February 15, 2005, of which 2,000 common shares are vested as of March 15, 2005. The remainder of the common shares granted vest at the rate of 875 shares per quarter. All common shares granted to Mr. Klipsch participate in dividends and carry full voting rights.

(9)	Includes 20,000 common shares granted to Mr. Farrar on February 15, 2005, of which 1,600 common shares are vested as of March 15, 2005. The remainder of the common shares granted vest at the rate of 575 shares per quarter. All common shares granted to Mr. Farrar participate in dividends and carry full voting rights.

(10)	Includes 1,100 common shares indirectly owned through a qualified plan and 250 common shares owned by Mr. Farrar’s wife (of which Mr. Farrar disclaims beneficial ownership).

(11)	Includes 1,700 common shares owned by Mr. McCoin’s children.

PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered by this reoffer prospectus and any supplement thereto on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at market prices prevailing at the time of sale or at prices otherwise negotiated. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

     The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. Broker dealers engaged by the selling shareholders may arrange for other broker dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker dealers, including transactions of the nature described above, in the over the counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices other than related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers such shares commissions as described above.

     The selling shareholders may from time to time pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell, from time to time, the common shares covered by this reoffer prospectus, or under an amendment to this reoffer prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this reoffer prospectus.

     The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this reoffer prospectus.

     The selling shareholders and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

LEGAL MATTERS

     Certain matters with respect to the validity of the common shares of beneficial interest offered by this reoffer prospectus will be passed upon for us by our counsel, Hunton & Williams LLP.

EXPERTS

     The consolidated financial statements and related financial statement schedule of Windrose Medical Properties Trust as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

Reoffer Prospectus

289,200 Shares

Common Shares of Beneficial Interest

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements, pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement, pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Requests for such documents should be directed to:

Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
Attention: Chief Financial Officer
telephone: (317) 860-8180

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2004;

•	Current Report on Form 8-K filed on February 22, 2005;

•	Current Report on Form 8-K filed on March 17, 2005 (the information furnished under Item 8.01 as Exhibit 99.1 shall not be incorporated by reference into this registration statement or any other document we file with the SEC);

•	Current Report on Form 8-K filed on March 31, 2005; and

•	The description of the Company’s common shares of beneficial interest, $0.01 par value per share, contained in the Company’s registration statement on Form 8-A filed on June 28, 2002 under the Securities Exchange Act of 1934, as amended.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is material to the cause of action as established by a final judgment. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors, officers, employees and agents of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of officer’s or director’s good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Item 7. Exemption From Registration Claimed.

     The securities that are to be reoffered or resold pursuant to this registration statement are restricted because they were issued by the Company to the selling shareholders prior to the effectiveness of this registration statement pursuant to the Company’s 2002 Stock Incentive Plan. Exemption from the registration requirements under the Securities Act for the issuance of such shares is claimed under Section 4(2) of the Securities Act because, among other things, it involved an issuance to individuals who, as our current or former trustees, officers and employees, had access to all relevant material information regarding the Company.

Item 8. Exhibits.

4.1	-	Form of Common Share Certificate*

4.2	-	Windrose Medical Properties Trust 2002 Stock Incentive Plan*

5.1	-	Opinion of Hunton & Williams LLP as to the legality of the securities being registered**

23.1	-	Consent of KPMG LLP**

23.2	-	Consent of Hunton & Williams LLP (contained within Exhibit 5.1)

24.1	-	Power of Attorney (contained within signature page)

*	Previously filed as an exhibit to the Company’s Registration Statement on Form S-11, as amended, Registration No. 333-89186, and incorporated by reference herein.

**	Filed herewith and incorporated by reference herein.

Item 9. Undertakings.

          (a) The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on March 31, 2005.

WINDROSE MEDICAL PROPERTIES TRUST
By:	/s/ C. Douglas Hanson
C. Douglas Hanson
Chief Financial Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the trustees and/or officers of Windrose Medical Properties Trust whose signature appears below hereby appoints Frederick L. Farrar and C. Douglas Hanson as his attorney-in-fact to sign in the name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and trustees to enable Windrose Medical Properties Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ Fred S. Klipsch	Chairman, Chief Executive Officer	March 31, 2005
Fred S. Klipsch	and Trustee (Principal Executive Officer)

/s/ Frederick L. Farrar	President, Chief Operating Officer and	March 31, 2005
Frederick L. Farrar	Treasurer

/s/ C. Douglas Hanson	Vice President and Chief Financial	March 31, 2005
C. Douglas Hanson	Officer (Principal Financial and Accounting Officer)

/s/ Stephen Goldsmith	Trustee	March 31, 2005
Stephen Goldsmith

/s/ Bruce M. Jacobson	Trustee	March 31, 2005
Bruce M. Jacobson

/s/ David L. Maraman	Trustee	March 31, 2005
David L. Maraman

/s/ Bryan Mills	Trustee	March 31, 2005
Bryan Mills

/s/ Jean L. Wojtowicz	Trustee	March 31, 2005
Jean L. Wojtowicz

/s/ Darell E. Zink, Jr.	Trustee	March 31, 2005
Darell E. Zink, Jr.

EXHIBIT INDEX

Exhibit No.		Description
4.1	-	Form of Common Share Certificate*

4.2	-	Windrose Medical Properties Trust 2002 Stock Incentive Plan*

5.1	-	Opinion of Hunton & Williams LLP as to the legality of the securities being registered**

23.1	-	Consent of KPMG LLP**

23.2	-	Consent of Hunton & Williams LLP (contained within Exhibit 5.1)

24.1	-	Power of Attorney (contained within signature page)

*	Previously filed as an exhibit to the Company’s Registration Statement on Form S-11, as amended, Registration No. 333-89186, and incorporated by reference herein.

**	Filed herewith and incorporated by reference herein.